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                                                                       Exhibit 1

                             CONTRIBUTION AGREEMENT

                  THIS CONTRIBUTION AGREEMENT (this "Agreement") is made and entered into as of June 12, 2002 by and among Vector Investment Holdings, Inc., a Delaware corporation ("Parent"), Vector Merger Corp., a New Jersey corporation and a wholly-owned subsidiary of Parent ("Merger Sub"); Cornerstone Equity Investors IV, L.P., a Delaware limited partnership ("Cornerstone"); Joel Cartun ("JC"); Brendan Keating ("BK"); and Steve Bardwell ("SB"). Cornerstone, JC, BK and SB shall be referred to herein from time to time as the "Contributors".

                  WHEREAS, the parties hereto desire to enter into this Agreement in order to provide for the issuance by Parent to the Contributors of Parent Common Stock and Parent Preferred Stock pursuant to the terms provided herein.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                  1.    Definitions. The following terms are defined as follows:

                  "Closing" shall have the meaning given to such term in the Merger Agreement.

                  "Company" means Vestcom International, Inc., a New Jersey corporation.

                  "Company Common Stock" means the common stock, no par value, of the Company.

                  "Contributed Shares" means collectively the JC Contributed Shares, the BK Contributed Shares and the SB Contributed Shares.

                  "Merger" shall have the meaning given to such term in the Merger Agreement.

                  "Merger Agreement" means the Agreement and Plan of Merger, dated as of the date hereof, among Parent, Merger Sub and Company.

                  "Merger Consideration" shall have the meaning given to such term in the Merger Agreement.

                  "Parent Common Stock" means the Common Stock, par value $0.01 per share, of Parent.

                  "Parent Series A Preferred Stock" means the Series A Preferred Stock, par value $0.01 per share, of Parent.

                  "Parent Series B Preferred Stock" means the Series B Preferred Stock, par value $0.01 per share, of Parent.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.


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                  "Senior Commitment Letter" shall have the meaning given to such term in the Merger Agreement.

                  "Shareholders" means collectively JC, BK and SB.

                  "Shareholder Contribution" means collectively the JC Contribution, the BK Contribution and the SB Contribution.

                  "Sub Debt Commitment Letter" means the commitment letter, dated as of the date hereof, by Cornerstone pursuant to which Cornerstone and/or its affiliates have agreed to provide up to $10,500,000 in subordinated debt financing to Parent in connection with the consummation of the Merger.

                  "Surviving Corporation" shall have the meaning given to such term in the Merger Agreement.

                  "Transaction" shall have the meaning given to such term in the Merger Agreement.

                  2.    Contribution to Parent.

                  (a) As of immediately prior to the Closing, Cornerstone shall contribute (the "CEI Contribution") to the capital of Parent, and Parent hereby accepts as a contribution, cash in the amount of $33,900,000. In exchange for the CEI Contribution, Parent shall issue to Cornerstone shares of Parent Common Stock with a value of $8,475,000 immediately following the consummation of the Merger and shares of Parent Series A Preferred Stock with a value of $25,425,000 immediately following the consummation of the Merger; provided, that the CEI Contribution to Parent shall be reduced (and no consent of any Shareholder shall be required under this Agreement), with a proportionate reduction (75% of such reduction shall be allocated to the Parent Series A Preferred Stock and 25% of such reduction shall be allocated to the value of the Parent Common Stock) in the shares of Parent Common Stock and Parent Series A Preferred Stock to be received in exchange for such reduced CEI Contribution, to the extent that any other holder of Company Common Stock agrees (on term and condition satisfactory to Cornerstone and Parent) prior to consummation of the Merger, to contribute its shares of Company Common Stock to Parent in exchange for Parent Common Stock, Parent Series A Preferred Stock and/or Parent Series B Preferred Stock. Notwithstanding anything contained herein to the contrary, in the event that the cash proceeds of the equity and other debt financings (including the maximum amount of subordinated debt financing required to be provided by Cornerstone or its affiliates under the Sub Debt Commitment Letter) are not sufficient to consummate the Merger, to pay all fees and expenses incurred in connection with the Merger and to provide for the ongoing working capital needs of the Surviving Corporation immediately following the consummation of the Merger, and Parent and/or Merger Sub have received cash proceeds pursuant to, and in accordance with, the Senior Commitment Letter (as defined in the Merger Agreement), CEI agrees (and no consent of any Shareholder shall be required under this Agreement) to increase its CEI Contribution to Parent in an amount up to


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            $2,000,000 (the "Additional CEI Contribution"), and in exchange, shall receive a proportionate increase (75% of such increase shall be allocated to the Parent Series A Preferred Stock and 25% of such increase shall be allocated to the value of the Parent Common Stock) in the shares of Parent Common Stock and Parent Series A Preferred Stock for such increased CEI Contribution; provided, that the Additional CEI Contribution shall be increased (with a proportionate increase (75% of such increase shall be allocated to the Parent Series A Preferred Stock and 25% of such increase shall be allocated to the value of the Parent Common Stock) in the shares of Parent Common Stock and Parent Series A Preferred Stock to be received by Cornerstone) by the portion of any subordinated debt financing that would have been required to be provided under the Sub Debt Commitment Letter if there were no restrictions in the Senior Commitment Letter on the aggregate amount of subordinated debt financing permitted to be provided to Parent, Merger Sub and/or the Surviving Corporation and to the extent such restrictions were not waived by the provider of such senior debt financing under the Senior Commitment Letter (such increased amount shall be referred to as the "Maximum Additional CEI Contribution"); provided, however, that the Maximum Additional CEI Contribution shall be reduced (with a proportionate reduction (75% of such reduction shall be allocated to the Parent Series A Preferred Stock and 25% of such reduction shall be allocated to the value of the Parent Common Stock) in the shares of Parent Common Stock and Parent Series A Preferred Stock to be received by Cornerstone) by the portion of any (i) transaction fees that Cornerstone or its affiliates are entitled to receive from the Surviving Corporation contemporaneously with the consummation of the Merger that have been deferred by Cornerstone or such affiliates until after the consummation of the Merger and (ii) any payments required to be made by the Company to its employees upon the consummation of the Merger to the extent that such payments have been waived or deferred by such employees until after the consummation of the Merger.

                  (b) As of immediately prior to the Closing, JC shall
            contribute (the "JC Contribution") to the capital of Parent, and Parent hereby accepts, 773,250 shares of Company Common Stock (the "JC Contributed Shares") having an aggregate value (based on the per share Merger Consideration) of $4,832,813. In exchange for the JC Contribution, Parent shall issue to JC shares of Parent Common Stock with a value of $1,308,203 immediately following the consummation of the Merger and shares of Parent Series B Preferred Stock with a value of $3,524,610 immediately following the consummation of the Merger.

                  (c) As of immediately prior to the Closing, BK shall
            contribute (the "BK Contribution") to the capital of Parent, and Parent hereby accepts, 77,800 shares of Company Common Stock (the "BK Contributed Shares") having an aggregate value (based on the per share Merger Consideration) of $486,250. In exchange for the BK Contribution, Parent shall issue to BK shares of Parent Common Stock with a value of $235,473 immediately following the consummation of the Merger and shares of Parent Series B Preferred Stock with a value of $250,777 immediately following the consummation of the Merger.

                  (d) As of immediately prior to the Closing, SB shall
            contribute (the "SB Contribution") to the capital of Parent, and Parent hereby accepts, 32,000 shares of


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            Company Common Stock (the "SB Contributed Shares") having an aggregate value (based on the per share Merger Consideration) of $200,000. In exchange for the SB Contribution, Parent shall issue to SB shares of Parent Common Stock with a value of $53,042 immediately following the consummation of the Merger and shares of Parent Series B Preferred Stock with a value of $146,958 immediately following the consummation of the Merger.

                  3. Contribution to Merger Sub. Immediately upon receipt of the CEI Contributed Cash and the Contributed Shares and as of immediately prior to the Closing, Parent shall contribute (the "Parent Contribution") to the capital of Merger Sub and Merger Sub shall accept the CEI Contributed Cash and the Contributed Shares.

                  4. Tax Reporting. The parties hereto intend that the CEI Contribution and the Shareholder Contribution collectively be treated as a tax-free transfer under Section 351 of the Internal Revenue Code of 1986, as amended. The parties hereto agree to file all applicable tax returns consistent with such treatment.

                  5. Representations and Warranties by the Contributors. Each Contributor hereby represents and warrants to Parent that:

                  (a) su ch Contributor is an "accredited investor," as defined under Rule 501 promulgated under the Securities Act; and

                  (b) this Agreement constitutes the legal, valid and binding obligation of such Contributor, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by such Contributor does not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Contributor is a party or any judgment, order or decree to which such Contributor is subject.

                  6. Representation and Warranty by the Shareholders. Each Shareholder hereby represents and warrants to Parent that such Shareholder holds of record and owns beneficially the shares of Company Common Stock to be contributed by such Shareholder to Parent pursuant to this Agreement, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

                  7. Further Assurances. From time to time following the date hereof, the parties hereto shall execute and deliver such other instruments of assignment, transfer and delivery (including the delivery by the Shareholders to Parent and/or Merger Sub of certificates representing the Contributed Shares) and shall take such other actions as any other party hereto reasonably may request in order to consummate, complete and carry out the transactions contemplated by this Agreement.

                  8. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other


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jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  9. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties hereto and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

                  10. Counterparts. This Agreement may be executed in separate counterparts, each of which will be deemed to be an original and all of which taken together will constitute one and the same agreement.

                  11. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors, heirs and assigns.

                  12. No Third Party Beneficiaries. There are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto other than their respective successors, heirs and assigns, any rights, remedies, obligations or liabilities; provided, that the Company is a third-party beneficiary of Sections 2 and 3 hereof.

                  13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, without giving effect to any rules, principles or provisions of choice of law or conflict of laws.

                  14. Remedies. The parties hereto acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to injunctive relief or specific performance, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

                  15. Amendments and Waivers. Except as otherwise provided in
            Section 2(a) hereof, any provision of this Agreement may be amended or waived only with the prior written consent of each of the parties hereto.

                  16. Termination of the Merger Agreement. If the Merger
            Agreement is terminated, the parties hereto agree (i) to immediately rescind all of the transactions which have then occurred pursuant to the terms of this Agreement and (ii) to terminate this Agreement.

                                    * * * * *



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                  IN WITNESS WHEREOF, the parties hereto have executed this
Contribution Agreement as of the date first written above.

                                     VECTOR INVESTMENT HOLDINGS, INC.

                                     By:   /s/ Stephen Larson
                                           ------------------------
                                           Name: Stephen Larson
                                           Title: Secretary

                                     VECTOR MERGER CORP.

                                     By:   /s/ Stephen Larson
                                           ------------------------
                                           Name: Stephen Larson
                                           Title: Secretary

                                     CORNERSTONE EQUITY INVESTORS IV, L.P.

                                     By:   Cornerstone Equity Investors IV, LLC,
                                     Its   General Partner

                                           By:      /s/ Stephen Larson
                                                    ------------------
                                                    Name:    Stephen Larson
                                                    Title:   Managing Director



                                     /s/ Joel Cartun
                                     ----------------------------------
                                     Joel Cartun

                                     /s/ Brendan Keating
                                     ----------------------------------
                                     Brendan Keating

                                     /s/ Steve Bardwell
                                     ----------------------------------
                                     Steve Bardwell